Cimarex Reports Fourth-Quarter 2007 Earnings of $1.54 Per Share

      DENVER, Feb. 20 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) today reported fourth-quarter 2007 net income of $130.0 million, or $1.54 per diluted share. This compares to fourth-quarter 2006 earnings of $58.7 million, or $0.70 per diluted share.

      Revenues from oil and gas sales in the fourth quarter of 2007 were $417.6 million, compared to $283.7 million in the same period of 2006. Fourth-quarter 2007 cash flow from operations totaled $298.7 million versus $213.1 million in the same period of 2006(1).

      The increase in fourth-quarter 2007 revenues, earnings and cash flow is primarily a result of higher production and oil and gas prices. Fourth-quarter 2007 gas prices increased 24% to $7.71 per thousand cubic feet (Mcf) and oil rose 58% to $88.07 per barrel from the same period of 2006.

      Fourth-quarter 2007 oil and gas production averaged 471 million cubic feet equivalent per day (MMcfe/d), a 7% increase over the same period a year earlier. The latest quarter's daily production was comprised of 341.1 million cubic feet of gas and 21,680 barrels of oil.

    For the year-ended December 31, 2007, Cimarex reported net income of $346.5 million, or $4.09 per diluted share. In 2006, net income totaled $345.7 million, or $4.11 per diluted share. Cash flow from operations for 2007 totaled $985.7 million versus $917.7 million in 2006(1).

      In 2007, exploration and development (E&D) expenditures totaled $983 million, as compared to $1,049 million in 2006. E&D expenditures during the fourth quarter of 2007 totaled $266.0 million.

      Proved Reserves
      Year-end 2007 proved reserves totaled 1.472 trillion cubic feet equivalent
(Tcfe) as compared to 1.449 Tcfe at year-end 2006. After adjusting for 123 billion cubic feet equivalent (Bcfe) of properties sold in 2007 proved reserves increased 11% over year-end 2006. Of total proved reserves, 76% are gas and 79% are classified as proved developed.

      Reserves additions totaled 311 Bcfe and replaced 189% of 2007 production. Reserves added by drilling and revisions totaled 300 Bcfe and replaced 182% of production.

      2008 Guidance
      Cimarex's exploration and development (E&D) capital expenditures for 2008 are projected to range from $1.1-$1.3 billion. The actual amount invested will be highly dependent on commodity prices and rig rates. Mid-point 2008 projection and actual 2007 E&D investment by region are as follows:

    ($ in millions)                 2008                       2007
    Mid-Continent              $520      43 %              $385     39 %
    Permian                     450      38 %               368     37 %
    Gulf Coast/GOM              190      16 %               225     23 %
    Western/Other                40       3 %                 5      1 %
                             $1,200     100 %              $983    100 %


      First-quarter 2008 production is projected to range between 458-468 MMcfe/d which excludes 11 MMcfe/d for the Spraberry and the Gulf of Mexico Main Pass property sales. Full-year 2008 production is projected to be in the range of 465-485 MMcfe/d, or a 5-10% increase over 2007 after adjusting for property sales.

      Expenses for 2008 are expected to fall within the following ranges:

    Expenses ($/Mcfe):
       Production expense                             $1.20  - $1.30
       Transportation expense                          0.16  -  0.18
       DD&A and ARO accretion                          2.85  -  3.00
       General and administrative expense              0.28  -  0.32
       Production taxes (% of oil and gas revenue)     6.5%  -  7.5%

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

      Conference call and web cast
      Cimarex will host a follow-up conference call today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive conference call, please dial 888-603-6873 and reference call ID # 31106767 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at 800-642-1687 and by using the conference ID # 31106767. The listen-only web cast of the call will be accessible via http://www.cimarex.com.

      About Cimarex Energy
      Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

      This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward- looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

      (1) Cash Flow from Operations is a non-GAAP financial measure that represents Net Cash Provided By Operating Activities adjusted for the change in operating assets and liabilities. See below for a reconciliation of the related amounts.

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


                            PRICE AND PRODUCTION DATA

                       For the Three Months Ended        For the Year Ended
                              December 31,                  December 31,
                           2007          2006           2007           2006
    Gas Production:
       Total
        production
        - Mcf          31,377,310    30,303,817    119,937,142    124,732,789
       Gas volume -
        Mcf per day       341,058       329,389        328,595        341,734
       Gas price -
        per Mcf
        (before
        hedge
        effect)             $7.46         $6.21          $6.82          $6.50
       Effect of
        hedges              $0.25             -          $0.23              -
       Gas price -
        per Mcf
        (after hedge
        effect)             $7.71         $6.21          $7.05          $6.50

    Oil Production
     (including
     NGL):
       Total
        production
        - barrels       1,994,542     1,710,016      7,445,453      6,528,622
       Oil volume -
        barrels per
        day                21,680        18,587         20,399         17,887
       Oil price -
        per barrel         $88.07        $55.91         $69.71         $61.96



                                 PROVED RESERVES

                                               Gas         Oil         Total
                                              (Bcf)      (MBbls)      (Bcfe)

    December 31, 2006                        1,090.4      59,797      1,449.2
       Revisions of previous estimates          50.0       1,251         57.5
       Extensions, discoveries, and
        improved recovery                      162.1      13,361        242.3
       Purchase of reserves                     10.6          99         11.2
       Production                             (119.9)     (7,446)      (164.6)
       Sale of properties                      (70.5)     (8,812)      (123.4)
    December 31, 2007                        1,122.7      58,250      1,472.2
    Proved developed - December 31, 2007       848.0      51,497      1,157.0



                            PROVED RESERVES BY REGION

                                                Gas         Oil         Total
                                               (Bcf)      (MBbls)      (Bcfe)

       Mid-Continent                           562.0       9,166        617.0
       Permian Basin                           269.0      43,122        527.7
       Gulf Coast                               73.3       4,615        101.0
       Gulf of Mexico                           19.8         820         24.7
       Western/Other                           198.6         527        201.8
                                             1,122.7      58,250      1,472.2


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


                      OIL AND GAS CAPITALIZED EXPENDITURES

                             For the Three Months Ended   For the Year Ended
                                    December 31,              December 31,
                                  2007         2006         2007        2006
                                   (in thousands)            (in thousands)

    Acquisition of properties       $ -      $18,260      $40,914     $26,483
    Exploration and
     development                265,733      244,104      982,520   1,048,190
    Total oil and gas
     expenditures               265,733      262,364    1,023,434   1,074,673

    Sale proceeds              (153,954)          (9)    (176,659)     (4,459)
                               $111,779     $262,355     $846,775  $1,070,214



                 RECONCILIATION OF CASH FLOW FROM OPERATIONS

                       For the Three Months Ended      For the Year Ended
                              December 31,                 December 31,
                           2007          2006          2007            2006
                             (in thousands)               (in thousands)
    Net cash provided
     by operating
     activities          $301,511      $201,283      $994,680        $878,419
      Increase in
       operating assets
       and liabilities     (2,798)       11,800        (9,010)         39,323

    Cash flow from
     operations          $298,713      $213,083      $985,670        $917,742

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program. It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

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

CONDENSED INCOME STATEMENTS (unaudited)

                       For the Three Months Ended     For the Year Ended
                                 December 31,            December 31,
                              2007        2006        2007         2006
                                (In thousands, except per share data)

    Revenues:
     Gas sales             $241,981    $188,053     $845,631     $810,894
     Oil sales              175,662      95,606      518,991      404,517
     Gas gathering,
      processing, and
      net marketing          20,811      11,972       66,544       51,733
                            438,454     295,631    1,431,166    1,267,144
    Costs and expenses:
     Depreciation,
      depletion and
      amortization          122,476     106,089      461,791      396,394
     Asset retirement
      obligation              1,823       2,100        8,937        7,018
     Production              49,646      48,633      201,512      176,833
     Transportation           7,251       5,521       26,361       21,157
     Gas gathering
      and processing          8,518       7,146       30,513       27,410
     Taxes other than
      income                 26,804      22,674       93,630       91,066
     General and
      administrative         13,729      10,609       49,260       42,288
     Stock compensation,
      net                     2,704       1,914       10,772        8,243
     (Gain) Loss on
      derivative
      instruments                 -         628            -      (22,970)
     Other operating,
      net                       455       2,125        6,637        2,064
                            233,406     207,439      889,413      749,503

    Operating income        205,048      88,192      541,753      517,641

    Other (income)
     and expense:
     Interest expense         9,230       7,939       37,966       29,940
     Capitalized
      interest               (4,701)     (5,693)     (19,680)     (24,248)
     Amortization of
      fair value of debt       (190)       (946)      (1,908)      (3,784)
     Gain on early
      extinguishment
      of debt                     -           -       (5,099)           -
     Other, net              (1,929)     (3,076)     (14,151)     (28,591)

    Income before
     income tax
     expense                202,638      89,968      544,625      544,324
    Income tax
     expense                 72,660      31,223      198,156      198,605

    Net income             $129,978     $58,745     $346,469     $345,719

    Earnings per
     share:
      Basic                   $1.60       $0.72        $4.23        $4.21
      Diluted                 $1.54       $0.70        $4.09        $4.11

    Weighted average
     shares
     outstanding:
      Basic                  81,218      82,077       81,819       82,066
      Diluted                84,188      84,102       84,632       84,090

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

CONDENSED CASH FLOW STATEMENTS (unaudited)

                      For the Three Months Ended     For the Year Ended
                                December 31,              December 31,
                             2007         2006         2007        2006
                                         (In thousands)
    Cash flows from
     operating
     activities:
      Net income         $ 129,978     $ 58,745    $ 346,469    $ 345,719
      Adjustment to
       reconcile net
       income to net
       cash provided
       by operating
       activities:
        Depreciation,
         depletion and
         amortization      122,476      106,089      461,791      396,394
        Asset retirement
         obligation          1,823        2,100        8,937        7,018
        Deferred income
         taxes              42,011       45,937      167,507      220,539
        Stock
         compensation,
         net                 2,704        1,914       10,772        8,243
        Derivative
         instruments             -       (2,726)           -      (41,926)
        Gain on
         liquidation
         of equity
         investees               -       (1,463)      (3,015)     (19,785)
        Other                 (279)       2,487       (6,791)       1,540
      Changes in
       operating
       assets and
       liabilities:
        (Increase) in
         receivables, net  (27,420)     (60,878)      (7,777)      (9,811)
        (Increase) in
         other current
         assets            (27,729)      (2,358)     (32,180)     (11,812)
        Increase
         (decrease) in
         accounts payable
         and accrued
         liabilities        56,691       51,043       55,436      (18,293)
        Increase
         (decrease) in
         other non-current
         liabilities         1,256          393       (6,469)         593
          Net cash
           provided by
           operating
           activities      301,511      201,283      994,680      878,419

    Cash flows from
     investing activities:
      Oil and gas
       expenditures       (267,965)    (246,896)  (1,021,456)  (1,054,581)
      Merger related costs       -            -            -         (439)
      Proceeds from sale
       of assets           153,999           46      177,195       10,705
      Distributions
       received from
       equity investees          -        1,538        3,015       59,823
      Purchases of
       short-term
       investments         (16,000)           -      (16,000)           -
      Sales of short-term
       investments           1,424            -        1,424            -
      Other expenditures    (8,583)      (2,098)     (19,574)     (25,310)
          Net cash used
           by investing
           activities     (137,125)    (247,410)    (875,396)  (1,009,802)

    Cash flows from
     financing activities:
      Net increase
       (decrease) in
       bank debt           (39,000)      45,000      (95,000)      95,000
      Increase in other
       long-term debt            -            -      350,000            -
      Decrease in other
       long-term debt            -            -     (204,360)           -
      Financing costs
       incurred                (14)         (79)      (6,113)        (153)
      Treasury stock
       acquired                  -            -      (42,266)     (11,016)
      Dividends paid        (3,334)      (3,352)     (13,429)     (13,358)
      Proceeds from
       issuance of
       common stock
       and other               989        1,522        9,886        4,311
          Net cash
           provided
           by (used in)
           financing
           activities      (41,359)      43,091       (1,282)      74,784

    Net change in cash
     and cash equivalents  123,027       (3,036)     118,002      (56,599)

    Cash and cash
     equivalents at
     beginning of period        23        8,084        5,048       61,647

    Cash and cash
     equivalents at end
     of period           $ 123,050      $ 5,048    $ 123,050      $ 5,048

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

BALANCE SHEETS (unaudited)

                                               December 31,     December 31,
                    Assets                         2007             2006
                                           (In thousands, except share data)
    Current assets:
      Cash and cash equivalents                  $123,050           $5,048
      Short-term investments                       14,391                -
      Receivables, net                            315,327          306,458
      Inventories                                  29,642           39,397
      Deferred income taxes                         5,697            1,498
      Derivative instruments                       12,124           41,945
      Other current assets                         64,346           22,411
        Total current assets                      564,577          416,757
    Oil and gas properties at cost, using
     the full cost method of accounting:
      Proved properties                         5,545,977        4,656,854
      Unproved properties and properties
       under development,
       not being amortized                        364,618          425,173
                                                5,910,595        5,082,027
      Less - accumulated depreciation,
       depletion and amortization              (1,938,863)      (1,494,317)
        Net oil and gas properties              3,971,732        3,587,710
    Fixed assets, net                              90,584           88,924
    Goodwill                                      691,432          691,432
    Derivative instruments                              -            7,051
    Other assets, net                              44,469           37,876
                                               $5,362,794       $4,829,750
          Liabilities and Stockholders' Equity
    Current liabilities:
      Accounts payable                            $52,671          $56,241
      Accrued liabilities                         240,387          202,163
      Revenue payable                             131,513           96,184
        Total current liabilities                 424,571          354,588
    Long-term debt                                487,159          443,667
    Deferred income taxes                       1,076,223          921,665
    Other liabilities                             115,554          133,687
    Stockholders' equity:
      Preferred stock, $0.01 par value,
       15,000,000 shares authorized,
       no shares issued                                 -                -
      Common stock, $0.01 par value,
       200,000,000 shares authorized,
       83,620,480 and 83,962,132 shares
       issued, respectively                           836              840
      Treasury stock, at cost, 1,078,822
       shares held                                (40,628)         (40,628)
      Paid-in capital                           1,842,690        1,867,448
      Retained earnings                         1,448,763        1,117,402
      Accumulated other comprehensive
       income                                       7,626           31,081
                                                3,259,287        2,976,143
                                               $5,362,794       $4,829,750

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